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                                                                   EXHIBIT 10.71

                   BUSINESS DEVELOPMENT SERVICES AGREEMENT


     THIS BUSINESS DEVELOPMENT SERVICES AGREEMENT is made and entered into as of the 8th day of May 1996-(the "Effective Date"), by and between Koo Koo Roo, Inc., a Delaware corporation (the "Company"), and Restaurant Marketing Corporation ("RMC").

                                    RECITALS

     A. Company desires to be assured of the association and services of RMC for the Company.

     B. RMC is willing and desires to be retained by the Company and the Company is willing to retain RMC, upon the terms, covenants and conditions hereinafter set forth.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

     1. Retainer. The Company hereby retains RMC, subject to the direction of the Chairman of the Board, the President and the Company's Board of Directors.

     1.1 RMC shall be available to provide business development services to the Company regarding Koo Koo Roo restaurants and Color Me Mine stores.

     2. Term. This Business Development Services Agreement shall continue for a period of three (3) years commencing on the date hereof, unless terminated pursuant to Section 6 below; provided, however, that RMC's obligations in
Section 5 below shall continue in effect for twelve months after such termination.

     3.   COMPENSATION; REGISTRATION.

     3.1 In consideration for entering into this Business Development Services Agreement, and for services rendered by RMC under this Business Development Services Agreement, the Company shall pay RMC as follows (all of which are collectively referred to herein as "Compensation"):

     (a) Company shall grant to RMC options, pursuant to the terms of the Non-Qualified Stock Option Agreement attached hereto as Exhibit "A" and incorporated herein by this reference, to purchase one million (1,000,000) shares of the Company's common stock, at eight dollars ($8.00) per share (the "Stock Options");

     (b)  The Stock Options shall vest and become exercisable as follows:
(i) three hundred thirty three thousand three hundred thirty four (333,334) Stock Options shall vest on May 8,
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1997; (ii) three hundred thirty three thousand three hundred thirty three
(333,333) Stock Options shall vest on May 8, 1998; and (iii) three hundred thirty three thousand three hundred thirty three (333,333) Stock Options shall vest on May 8, 1999; provided, however, that if this Business Development Services Agreement is terminated pursuant to Section 6.1(b) hereof, a pro rata amount of the Stock Options which would have vested on the next May 8th vesting date shall vest and become exercisable as of the termination date.

     (c) RMC shall be permitted to exercise the Stock Options and any other options to purchase the COMPANY'S common stock held or owned by RMC by any means set forth in Section 4. 1 of the Non-Qualified Stock Option Agreement.


     3.2 REGISTRATION. (a) If the Company decides to file a registration statement to register for public offering any of its securities, the Company shall, at Company's sole expense, subject to underwriters approval and pre-existing registration rights agreements with third parties, include in any such registration statement all of the Company common stock owned by RMC, or which could be owned by RMC upon exercise of vested Stock Options. The Company agrees that in connection with any registration statement it shall prepare and file whatever pre-effective and post-effective amendments that the Securities and Exchange Commission shall require.

     (b) Immediately after April 21, 1997, Company shall, at Company's sole expense, prepare and file such registration statements and all necessary documents, including pre-effective and post-effective amendments (the "Registration Statements") as may be necessary in order to comply with the Securities Act of 1933, as amended, and appropriate state securities laws, so as to permit the public offering and sale, at any time and from time to time, except for-customary blackout periods including blackout periods during material non-public acquisition negotiations, SEC required quiet periods, and underwriter requested lock-up periods during or after arms-length underwritten public offerings, of any or all Company common stock owned by RMC, or which could be owned by RMC upon exercise of vested Stock Options. The Company shall use its best efforts to make the Registration Statements effective as promptly as practicable. RMC's rights as set forth in this Section 3.2(b) are in addition to the registration rights under Section 3.2(a) of this Business Development Services Agreement, subject to necessary amendments and blackout periods as noted above.

     4. SCOPE OF DUTIES. RMC shall devote such time as it deems necessary under this Business Development Services Agreement and shall not be prohibited in any way from conducting other business, except that RMC shall not directly compete with Koo Koo Roo restaurants or -Color Me Mine stores during the term of this Business Development Services Agreement.

     5.   CONFIDENTIALITY OF TRADE SECRETS AND OTHER MATERIALS.

     5.1 TRADE SECRETS. Other than in the performance of its duties hereunder, or contained in lists of customers or documents provided by RMC, RMC agrees not to disclose,

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either during the term of this Business Development Services Agreement or at any time thereafter, to any person, firm or corporation any information concerning the business affairs, the trade secrets or the customer lists or similar information of the Company. Any technique, method, process or technology used by the Company shall be considered a "trade secret" for the purposes of this Business Development Services Agreement.

     5.2 OWNERSHIP OF TRADE SECRETS. RMC hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by the Company, other than lists of customers or documents provided by RMC, are the property of the Company and shall not be used by it in any way adverse to the Company's interests. RMC shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party, without specific direction or consent of the Company .

     6.   TERMINATION.

          6.1   This Business Development Services Agreement may be terminated
(a) at any time by mutual agreement of the parties; or (b) by Company by delivering written notice to RMC specifying a termination date, which date shall not be earlier than six months after the delivery of tile notice.

          6.2.1 RMC's retainer may be terminated by the Company "with cause," by delivering written notice to RMC at any time if any of the following shall occur:

          (a)   any material breach of RMC's obligations in Section 5 above; or

          (b)(i) a felony criminal conviction; (ii) any other criminal conviction involving RMC's lack of honesty or RMC's moral turpitude; or
     (iii) acts of proven dishonesty, gross carelessness or gross misconduct to the company, which inhibit RMC from frilly performing its responsibilities to the Company in good faith.

          6.2.2 Any notice delivered to RMC pursuant to Section 6.2.1 of this Business Development Services Agreement shall specifically set forth all relevant facts upon which such termination for cause is based, and RMC shall have the opportunity to cure any such alleged -cause for termination within 30 days of receipt of the notice.


          6.3 Termination of this Business Development Services Agreement pursuant to the provisions of this paragraph 6 shall not terminate or otherwise revoke any Stock Options or other rights under this Business Development Services Agreement or under the Non-qualified Stock Option Agreement which accrued, vested or were issued prior to termination.

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     7.   CHANGE IN CONTROL.

          7.1 If any event constituting a change in control (as defined below) of the Company shall occur, all of the Stock Options shall immediately vest and become exercisable.

          7.2     A "Change in Control" of Company shall mean:

          (i)     Ken Berg ceases to be the Chairman of the Company;

          (ii) A change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K as in effect on the date hereof pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"/1/); provided that, without limitation, such a change in control shall be deemed to have Occurred at such time as any Person (as such term is used in Section 3(a)(9) of the Exchange Act) or entity, hereafter becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company's voting securities; or

          (iii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the COMPANY'S shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

          (iv) There shall be consummated (x) any consolidation or merger of Company in which Company is not the continuing or surviving corporation or pursuant to which voting a securities would be convened into cash, securities, or other property, other than a merger of Company in which the holders of voting securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or
(y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of Company.

     8. INJUNCTIVE RELIEF. The Company and RMC hereby acknowledge and agree that any default under Section 5 above will cause damage to the Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the Company may be entitled, -the Company shall be entitled to such injunctive relief as may be ordered by any court or competent jurisdiction including, but not limited to, an injunction restraining any violation of
Section 5 above and without the proof of actual damages.

     9.   MISCELLANEOUS.

     9.1 TRANSFER AND ASSIGNMENT. This Business Development Services Agreement is personal as to RMC and shall not be assigned or transferred by RMC without the prior written consent of the Company, except that RMC shall have the right to assign all or a portion of the Options along with the registration rights provided for in Section 3.2 of this Business

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Development Services Agreement. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted successors and assigns.

     9.2 SEVERABILITY. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there by any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

     9.3 VENUE. Venue of any legal proceeding between the parties shall be in Dade County, Florida if initiated by RMC, and in Los Angeles County, California if initiated by Company.

     9.3.1 ARBITRATION. Except as precluded by applicable law, any controversy or claim that arises out of or relates to this Agreement, or any breach of this Agreement, including any claim that any of this Agreement is invalid, illegal, voidable or void, will be submitted to binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award may be entered in any court with jurisdiction.

     9.4 COUNTERPARTS. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or tile same counterparts.

     9.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral agreements, arrangements, and understandings with respect thereto. No representation, promise inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

     9.6 MODIFICATION. This Agreement may be modified, amended, superseded, or canceled, and any of the terms, covenants, representations, , warranties or conditions hereof may be waived, only by a written instrument executed by the parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

     9.7 ATTORNEYS' FEES AND COSTS. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

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     9.8    WAIVER.  The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party shall not constitute or be deemed as a waiver of any other fight under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

     9.9 CUMULATIVE REMEDIES. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any right or remedy, and the exercise or any one or such rights or remedies shall be deemed a waiver of, or an election to exercise, any other such right or remedy.

     9.10 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

     9.11 NOTICES. Any notice under this Agreement must be in writing, may be telecopies, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

If to the Company:           Koo Koo Roo, Inc.
                             Attention: Chief Financial Officer
                             11075 Santa Monica Boulevard
                             Suite 225
                             Los Angeles, California 90025

If to RMC:                   Restaurant Marketing Corporation
                             c/o Mel Harris
                             10800 Biscayne Boulevard - Penthouse
                             Miami, Florida 33161-7487

     Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other -manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

     9.12 SURVIVAL. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on RMC and the Company.

     9.13 EFFECTIVE DATE. This Agreement shall become effective as of the date set forth on page 1 when signed by RMC and the Company.

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     9.14  CURE OF BREACH.  With respect to any alleged breach of this
Agreement both parties shall have the opportunity to cure such breach within 30 days of receipt of notice of breach. Such notice shall specifically set forth relevant facts upon which such allegations of breach are based.

     9.15  MISCELLANEOUS.

           a. As to any conflict between the Company and tile RMC concerning this Business Development Services Agreement and the Non-Qualified Option Agreement, the provisions of the Business Development Services Agreement supersede and govern tile Non-Qualified Option Agreement.

           b. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

           c. This Agreement shall be binding upon any corporate or other successor or assignee of the Company which shall acquire, directly or indirectly, by merger, consolidation or purchase, or otherwise, all or substantially all of tile business or assets of the Company. The Company shall require any such successor, by an agreement in form and substance satisfactory to RMC , expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

     IN WITNESS WHEREOF, the parties hereto have caused this Business Development Services Agreement to be executed as of the date first set forth above.

                                            KOO KOO ROO, INC.


                                            By:  /s/ Ken Berg
                                                ------------------
                                                Ken Berg
                                                Chairman


                                            RESTAURANT MARKETING CORPORATION

                                            BY: /s/ Mel Harris
                                                ---------------------
                                                Mel Harris
                                                10800 Biscayne Boulevard
                                                Penthouse
                                                Miami, FL 33161-7487

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